UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2016

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

40 George Street
London
England United Kingdom	W1U 7DW
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 44 20 3675 8410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Item 8.01. Other Events.

On October 4, 2016, Transocean Partners LLC (the “Company”) issued a press release announcing that the meeting committee of the Board of Directors of the Company has set a record date of September 22, 2016 for the Company's special meeting of common unitholders to approve the merger agreement entered into between the Company, Transocean Ltd., a Swiss corporation (“Transocean”), Transocean Partners Holdings Ltd., a Cayman Islands exempted company and an indirect, wholly owned subsidiary of Transocean ( “Transocean Holdings”), and TPHL Holdings LLC, a Marshall Islands limited liability company and a direct, wholly owned subsidiary of Transocean Holdings (“Merger Sub”), on July 31, 2016, and the merger of Merger Sub with and into the Company as contemplated therein. The special meeting of common unitholders will be held at 3:00 p.m. local time, on November 11, 2016, in London, United Kingdom.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
99.1	Press Release Announcing Special Meeting of Common Unitholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: October 4, 2016	By:	/s/ Raoul F. Dias
Raoul F. Dias
Authorized Person

Index to Exhibits

Number	Description
99.1	Press Release Announcing Special Meeting of Common Unitholders